CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust


     We consent to the use of our report dated December 11, 1998 for Evergreen Global Opportunities Fund, Evergreen International Growth Fund, Evergreen Latin America Fund and Evergreen Precious Metals Fund incorporated by reference herein and to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


Boston, Massachusetts
December 28, 1998